Exhibit 99.1

Energous Announces Change of Chief Financial Officer

SAN JOSE & FREMONT, Calif. – Jan. 16, 2023 – Energous Corporation (NASDAQ: WATT), an industry leader in RF-based wireless power network solutions, announced today that the board of directors appointed Mallorie Burak as Energous’ Chief Financial Officer effective January 15, 2024. Susan Kim van-Dongen, the Company’s prior Interim Chief Financial Officer, stepped down on January 15, 2024.

Ms. Burak has over 17 years of experience in chief financial executive roles for private, NASDAQ, and OTCQX-listed technology companies. Before joining Energous, Ms. Burak served as President and CFO of Knightscope, Inc., an advanced public safety technology company, CFO of ThinFilm Electronics ASA, a solid-state lithium battery start-up, and CFO of Alta Devices, Inc., a GaAs thin-film solar technology start-up. Ms. Burak’s experience extends to advisory roles at Locale, SSG Capital Advisors LLC, and SIM-X Tactical Solutions, as well as President and CFO at FriendFinder Networks Inc., and CFO positions at Rainmaker Systems, Inc., FoodLink, and Vice President, Finance and Acting CFO at Southwall Technologies.

“We are thrilled to have Mallorie join our leadership team,” said Cesar Johnston, CEO of Energous. “Mallorie’s extensive experience as CFO of numerous technology companies, paired with her strategic vision and deep understanding of technology markets, makes her the ideal choice to guide our financial strategy as we continue to innovate and grow.”

On January 15, 2024, Ms. Burak was granted restricted stock units (“RSUs”) covering a total of 50,000 shares of common stock under the Energous 2017 Equity Inducement Plan (the “Inducement Plan”) and RSUs covering a total of 2,000 shares of common stock under the Energous 2013 Equity Incentive Plan (the “Equity Incentive Plan”). One quarter of the RSUs granted shall vest on each of the first four annual anniversaries of January 15, 2024, subject to Ms. Burak’s continued employment on each vesting date. Each RSU is subject to the terms and conditions of the Inducement Plan or the Equity Incentive Plan, as applicable, and the terms and conditions of the applicable award agreement covering the RSUs. The grant was approved by the compensation committee of Energous’ board of directors. The RSUs were granted as an inducement to Ms. Burak accepting her appointment as Chief Financial Officer of the Company, and in accordance with Nasdaq Marketplace Rule 5635(c)(4).

The Company would also like to thank Susan Kim van-Dongen for serving as Interim Chief Financial Officer and wishes her the best in her future endeavors.

About Energous Corporation

Energous Corporation (NASDAQ: WATT) has been pioneering wireless charging over distance technology since 2012. Today, as the global leader in wireless charging over distance, its networks are safely and seamlessly powering its customers’ RF-based systems in a variety of industries, including retail, industrial, healthcare and more. Its total network solution is designed to support a variety of applications, including inventory and asset tracking, smart manufacturing, electronic shelf labels, IoT sensors, digital supply chain management, inventory management, loss prevention, patient/people tracking and sustainability initiatives. The number of industries and applications it serves is rapidly growing as it works to support the next generation of the IoT ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about the future of the global wireless charging industry and statements about our technology and its expected functionality. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Energous Investor Relations

Padilla IR

IR@energous.com

Energous Corporate Communications

SHIFT Communications

energous@shiftcomm.com